UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011 (October 18, 2011)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K filed by Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) on October 24, 2011 (the “Original Report”) amends Item 3.02 of the Original Report as described in this Explanatory Note. Capitalized terms used but not defined in this Amendment have the respective meanings given to such terms in the Original Report. This Amendment amends Item 3.02 of the Original Report for the sole purpose of providing the maximum number of shares of Common Stock issuable upon conversion of the Notes (in addition to the components of this number previously disclosed in the Original Report) (the “Supplemental Disclosure”). The Supplemental Disclosure is set forth in the last sentence of the first paragraph of Item 3.02 below. Except as described in this Amendment, no other changes have been made to the Original Report (including, without limitation, Items 1.01, 2.03, and 9.01 of the Original Report). The Original Report continues to speak as of the date of the Original Report, and Regeneron has not updated the disclosures contained herein or therein to reflect any events which occurred at a date subsequent to the filing of the Original Report. References to “this Report” in Item 3.02 below refer to the Original Report, as amended by this Amendment.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Report, which is incorporated herein by reference, on October 21, 2011, the Company issued $400 million aggregate principal amount of Notes to the Initial Purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s Common Stock, or a combination thereof, as described in this Report. Based on the initial conversion rate for the Notes as described in Item 1.01 of this Report, up to approximately 4,760,840 shares of Common Stock are issuable upon conversion of the Notes.

Also as described in Item 1.01 of this Report, on October 18, 2011, the Company entered into warrant confirmation transactions with each of the Option Counterparties relating to the convertible note hedge and warrant transactions. Pursuant to the warrant confirmation transactions, up to 4,760,840 shares of Common Stock (subject to adjustment from time to time as provided in the warrant confirmations) may be issuable upon the conversion of warrants. The strike price of the warrant transaction will initially be $103.41 per share. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of Common Stock issuable upon the conversion of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The net proceeds from the Notes offering were approximately $391.3 million, after deducting the Initial Purchaser’s discount and estimated offering expenses. Although the proceeds to the Company from the sale of the warrants was approximately $93.8 million, the Company paid an aggregate of $23.7 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions, and as a result, there were no additional net proceeds to the Company from the bond hedge and warrant transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: May 23, 2014